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                                                                    EXHIBIT 23.3

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3) and related Prospectus of Apartment Investment and Management Company for the registration of Class A Common Stock and to the incorporation by reference therein of our report dated March 11, 1999, with respect to the consolidated financial statements and schedules of Apartment Investment and Management Company included in its Annual Report on Form 10-K for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                        /s/ ERNST & YOUNG LLP

Denver, Colorado
December 8, 1999